Exhibit (h)(5)

EXECUTION COPY

SECOND AMENDMENT TO AMENDED AND RESTATED ENHANCED

ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

This Amendment to the Amended and Restated Enhanced Accounting and Administrative Services Agreement (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”) and The Commerce Funds, a Delaware statutory trust (the “Trust”) is dated and effective as of October 8th, 2018. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Bank and the Trust entered into an Amended and Restated Enhanced Accounting and Administrative Services Agreement dated as of November 1, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

Annex I to Schedule B6 is deleted in its entirety and replaced with Annex I attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

4.

This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name:	William R. Schuetter
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

ANNEX I

Liquidity Risk Measurement Services	FREQUENCY

THE COMMERCE FUNDS

The Growth Fund (CFGRX)*

The Value Fund (CFVLX)*

The MidCap Growth Fund (CFAGX)*

The Bond Fund (CFBNX)

The Short-Term Government Fund (CFSTX)

The National Tax-Free Intermediate Bond Fund (CFNLX)

The Missouri Tax-Free Intermediate Bond Fund (CFMOX)

The Kansas Tax-Free Intermediate Bond Fund (KTXIX)

Daily

*	Equity Funds.

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type

THE COMMERCE FUNDS	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

The Growth Fund (CFGRX)

The Value Fund (CFVLX)

The MidCap Growth Fund (CFAGX)

The Bond Fund (CFBNX)

The Short-Term Government Fund (CFSTX)

The National Tax-Free Intermediate Bond Fund (CFNLX)

The Missouri Tax-Free Intermediate Bond Fund (CFMOX)

The Kansas Tax-Free Intermediate Bond Fund (KTXIX)

Standard

Form N-CEN Services

THE COMMERCE FUNDS

Information Classification: Limited Access